Ex 99M
SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 1
Development of Policy Value

(A) Policy Value at End of Policy Year 4, Month 12	$56,397.43

(B) Plus Premium Paid in Year 5	15,000.00

(C) Minus Premium Load [(7.00% + 1.25% + 2.00%) * $15,000][1]	1,537.50

(D) Policy Value at the Beginning of Year 5, Month 1 [ A + B – C ]	$69,859.93

(E) Minus COI Charges (Net Amount of Risk[2] divided by 1,000) times COI rate	74.21

(F) Minus Monthly Policy Issue Charge	50.00

(G) Minus Monthly Administrative Charge	—

(H) Minus Asset Based Charge [ A * ((1+0.002)^(1/12) – 1) ]	9.39

(I) Plus Investment Return ( 5.03%)[3] [ ( D – E – F – G – H ) * ((1+0.0503)^(1/12)-1) ]	285.74

(J) Policy Value at the End of Year 5, Month 1	$70,012.06
[ D – E – F – G – H + I ]

[1]	(Sales Load + DAC Tax + Premium Tax) times Premium

[2]	[Death Benefit at Beginning of Month divided by NAR factor (1.03^1/12)] less Cash Value at Beginning of Month

[3]	Hypothetical Gross Investment Return of 6.00% (Net Investment Return of 5.03%)
Calculations are consistent with the above calculation for other policy years, but the rates will vary.

SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 1
Development of Surrender Value

(J) Policy Value at the End of Year 5, Month 1	$70,012.06

(K) Less Surrender Charge	—

(L) Enhanced Cash Surrender Value Rider additional payment (see calculation below)	$8,437.50

(M) Surrender Value at the End of Year 5, Month 1 [ J – K + L ]	$78,449.56

Calculation of ECSVR additional payment

(1) Cumulative Premium	$75,000.00

(2) ECSVR factor in Year 5	11.25%

(3) ECSVR additional payment [ 1 * 2 ]	$8,437.50

Calculations are consistent with the above calculation for other policy years, but the rates will vary.

SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 1
Development of Death Benefit

(M) Surrender Value at the End of Year 5, Month 1	$78,449.56

(N) Applicable Corridor Factor	1.91

(O) Minimum Death Benefit [ M * N ]	$149,838.66

(P) Death Benefit	1,000,000.00

(Q) Death Benefit at the End of Year 5, Month 1 [ Maximum of O and P ]	$1,000,000.00

Calculations are consistent with the above calculation for other policy years, but the rates will vary.

SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 1
Monthly Progression of Year 5 Values

											End of		End of
	End of			Beginning		Monthly	Monthly	Asset	End of		Month		Month
	Prior Month	Premium	Premium	of Month	COI	Policy Issue	Admin	Based	Month	Face	Death	Surrender	Surrender
Month	Policy Value	Paid	Load	Policy Value	Charge	Charge	Charge	Charge	Policy Value	Amount	Benefit	Charge	Value

1	$56,397.43	$15,000.00	$1,537.50	$69,859.93	$74.21	$50.00	$—	$9.39	$70,012.06	$1,000,000	$1,000,000	$—	$78,449.56
2	70,012.06	—	—	70,012.06	74.20	50.00	—	11.66	70,162.55	1,000,000	1,000,000	—	78,600.05
3	70,162.55	—	—	70,162.55	74.19	50.00	—	11.68	70,313.65	1,000,000	1,000,000	—	78,751.15
4	70,313.65	—	—	70,313.65	74.18	50.00	—	11.71	70,465.35	1,000,000	1,000,000	—	78,902.85
5	70,465.35	—	—	70,465.35	74.17	50.00	—	11.73	70,617.66	1,000,000	1,000,000	—	79,055.16
6	70,617.66	—	—	70,617.66	74.15	50.00	—	11.76	70,770.58	1,000,000	1,000,000	—	79,208.08
7	70,770.58	—	—	70,770.58	74.14	50.00	—	11.78	70,924.12	1,000,000	1,000,000	—	79,361.62
8	70,924.12	—	—	70,924.12	74.13	50.00	—	11.81	71,078.27	1,000,000	1,000,000	—	79,515.77
9	71,078.27	—	—	71,078.27	74.12	50.00	—	11.84	71,233.04	1,000,000	1,000,000	—	79,670.54
10	71,233.04	—	—	71,233.04	74.10	50.00	—	11.86	71,388.43	1,000,000	1,000,000	—	79,825.93
11	71,388.43	—	—	71,388.43	74.09	50.00	—	11.89	71,544.45	1,000,000	1,000,000	—	79,981.95
12	71,544.45	—	—	71,544.45	74.08	50.00	—	11.91	71,701.09	1,000,000	1,000,000	—	80,138.59

Calculations are consistent with the above calculation for other policy years, but the rates will vary.

SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 2
Development of Policy Value

(A) Policy Value at End of Policy Year 4, Month 12	$56,300.34

(B) Plus Premium Paid in Year 5	15,000.00

(C) Minus Premium Load	1,537.50
[(7.00% + 1.25% + 2.00%) * $15,000][1]

(D) Policy Value at the Beginning of Year 5, Month 1	$69,762.84
[ A + B – C ]

(E) Minus COI Charges	79.79
(Net Amount of Risk[2] divided by 1,000) times COI rate

(F) Minus Monthly Policy Issue Charge	50.00

(G) Minus Monthly Administrative Charge	—

(H) Minus Asset Based Charge	9.37
[ A * ((1+0.002)^(1/12)–1) ]

(I) Plus Investment Return ( 5.03%)[3]	285.32
[ ( D – E – F – G – H ) * ((1+0.0503)^(1/12)-1) ]

(J) Policy Value at the End of Year 5, Month 1	$69,909.00
[ D – E – F – G – H + I ]

[1]	(Sales Load + DAC Tax + Premium Tax) times Premium

[2]	[Death Benefit at Beginning of Month divided by NAR factor (1.03^1/12)] less Cash Value at Beginning of Month

[3]	Hypothetical Gross Investment Return of 6.00% (Net Investment Return of 5.03%)

Calculations are consistent with the above calculation for other policy years, but the rates will vary.

SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 2
Development of Surrender Value

(J) Policy Value at the End of Year 5, Month 1	$69,909.00

(K) Less Surrender Charge	—

(L) Enhanced Cash Surrender Value Rider additional payment (see calculation below)	$8,437.50

(M) Surrender Value at the End of Year 5, Month 1 [ J – K + L ]	$78,346.50

Calculation of ECSVR additional payment

(1) Cumulative Premium	$75,000.00

(2) ECSVR factor in Year 5	11.25%

(3) ECSVR additional payment [ 1 * 2 ]	$8,437.50

Calculations are consistent with the above calculation for other policy years, but the rates will vary.

SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 2
Development of Death Benefit

(M) Surrender Value at the End of Year 5, Month 1	$78,346.50

(N) Applicable Corridor Factor	1.91

(O) Minimum Death Benefit [ M * N ]	$149,641.81

(P) Death Benefit [Face Amount + Policy Value]	1,069,909.00

(Q) Death Benefit at the End of Year 5, Month 1 [ Maximum of O and P ]	$1,069,909.00

Calculations are consistent with the above calculation for other policy years, but the rates will vary.

SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 3
Monthly Progression of Year 5 Values

											End of		End of
	End of			Beginning		Monthly	Monthly	Asset	End of		Month		Month
	Prior Month	Premium	Premium	of Month	COI	Policy Issue	Admin	Based	Month	Face	Death	Surrender	Surrender
Month	Policy Value	Paid	Load	Policy Value	Charge	Charge	Charge	Charge	Policy Value	Amount	Benefit	Charge	Value

1	$56,300.34	$15,000.00	$1,537.50	$69,762.84	$79.79	$50.00	$—	$9.37	$69,909.00	$1,000,000	$1,069,909	$—	$78,346.50
2	69,909.00	—	—	69,909.00	79.79	50.00	—	11.64	70,053.48	1,000,000	1,070,053	—	78,490.98
3	70,053.48	—	—	70,053.48	79.79	50.00	—	11.66	70,198.53	1,000,000	1,070,199	—	78,636.03
4	70,198.53	—	—	70,198.53	79.79	50.00	—	11.69	70,344.15	1,000,000	1,070,344	—	78,781.65
5	70,344.15	—	—	70,344.15	79.79	50.00	—	11.71	70,490.34	1,000,000	1,070,490	—	78,927.84
6	70,490.34	—	—	70,490.34	79.79	50.00	—	11.74	70,637.10	1,000,000	1,070,637	—	79,074.60
7	70,637.10	—	—	70,637.10	79.79	50.00	—	11.76	70,784.44	1,000,000	1,070,784	—	79,221.94
8	70,784.44	—	—	70,784.44	79.79	50.00	—	11.79	70,932.36	1,000,000	1,070,932	—	79,369.86
9	70,932.36	—	—	70,932.36	79.79	50.00	—	11.81	71,080.86	1,000,000	1,071,081	—	79,518.36
10	71,080.86	—	—	71,080.86	79.79	50.00	—	11.84	71,229.95	1,000,000	1,071,230	—	79,667.45
11	71,229.95	—	—	71,229.95	79.79	50.00	—	11.86	71,379.62	1,000,000	1,071,380	—	79,817.12
12	71,379.62	—	—	71,379.62	79.79	50.00	—	11.89	71,529.88	1,000,000	1,071,530	—	79,967.38

Calculations are consistent with the above calculation for other policy years, but the rates will vary.

SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 3
Development of Policy Value

(A) Policy Value at End of Policy Year 4, Month 12	$56,292.17

(B) Plus Premium Paid in Year 5	15,000.00

(C) Minus Premium Load [(7.00% + 1.25% + 2.00%) * $15,000][1]	1,537.00

(D) Policy Value at the Beginning of Year 5, Month 1 [ A + B – C ]	$69,754.67

(E) Minus COI Charges (Net Amount of Risk[2] divided by 1,000) times COI rate	80.21

(F) Minus Monthly Policy Issue Charge	50.00

(G) Minus Monthly Administrative Charge	—

(H) Minus Asset Based Charge [ A * ((1+0.002)^(1/12)-1) ]	9.37

(I) Plus Investment Return ( 5.03%)[3] [ ( D – E – F – G – H ) * ((1+0.0503)^(1/12)-1) ]	285.28

(J) Policy Value at the End of Year 5, Month 1 [ D – E – F – G – H + I ]	$69,900.37

[1]	(Sales Load + DAC Tax + Premium Tax) times Premium

[2]	[Death Benefit at Beginning of Month divided by NAR factor (1.03^1/12)] less Cash Value at Beginning of Month

[3]	Hypothetical Gross Investment Return of 6.00% (Net Investment Return of 5.03%)
Calculations are consistent with the above calculation for other policy years, but the rates will vary.

SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 3
Development of Surrender Value

(J) Policy Value at the End of Year 5, Month 1	$69,900.37

(K) Less Surrender Charge	—

(L) Enhanced Cash Surrender Value Rider additional payment	$8,437.50
(see calculation below)

(M) Surrender Value at the End of Year 5, Month 1 [ J – K + L ]	$78,337.87

Calculation of ECSVR additional payment

(1) Cumulative Premium	$75,000.00

(2) ECSVR factor in Year 5	11.25%

(3) ECSVR additional payment [ 1 * 2 ]	$8,437.50

Calculations are consistent with the above calculation for other policy years, but the rates will vary.

SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 3
Development of Death Benefit

(M) Surrender Value at the End of Year 5, Month 1	$78,337.87

(N) Applicable Corridor Factor	1.91

(O) Minimum Death Benefit	$149,625.32
[ M * N ]

(P) Death Benefit [Face Amount + Cumulative Premiums]	1,075,000.00

(Q) Death Benefit at the End of Year 5, Month 1 [ Maximum of O and P ]	$1,075,000.00

Calculations are consistent with the above calculation for other policy years, but the rates will vary.

SAMPLE CALCULATIONS FOR ILLUSTRATION OF DEATH BENEFIT OPTION 3
Monthly Progression of Year 5 Values

											End of		End of
	End of			Beginning		Monthly	Monthly	Asset	End of		Month		Month
	Prior Month	Premium	Premium	of Month	COI	Policy Issue	Admin	Based	Month	Face	Death	Surrender	Surrender
Month	Policy Value	Paid	Load	Policy Value	Charge	Charge	Charge	Charge	Policy Value	Amount	Benefit	Charge	Value

1	$56,292.17	$15,000.00	$1,537.50	$69,754.67	$80.21	$50.00	$—	$9.37	$69,900.37	$1,000,000	$1,075,000	$—	$78,337.87
2	69,900.37	—	—	69,900.37	80.20	50.00	—	11.64	$70,044.41	$1,000,000	$1,075,000	—	78,481.91
3	70,044.41	—	—	70,044.41	80.18	50.00	—	11.66	$70,189.02	$1,000,000	$1,075,000	—	78,626.52
4	70,189.02	—	—	70,189.02	80.17	50.00	—	11.69	$70,334.21	$1,000,000	$1,075,000	—	78,771.71
5	70,334.21	—	—	70,334.21	80.16	50.00	—	11.71	$70,479.99	$1,000,000	$1,075,000	—	78,917.49
6	70,479.99	—	—	70,479.99	80.15	50.00	—	11.74	$70,626.35	$1,000,000	$1,075,000	—	79,063.85
7	70,626.35	—	—	70,626.35	80.14	50.00	—	11.76	$70,773.30	$1,000,000	$1,075,000	—	79,210.80
8	70,773.30	—	—	70,773.30	80.13	50.00	—	11.78	$70,920.84	$1,000,000	$1,075,000	—	79,358.34
9	70,920.84	—	—	70,920.84	80.11	50.00	—	11.81	$71,068.97	$1,000,000	$1,075,000	—	79,506.47
10	71,068.97	—	—	71,068.97	80.10	50.00	—	11.83	$71,217.69	$1,000,000	$1,075,000	—	79,655.19
11	71,217.69	—	—	71,217.69	80.09	50.00	—	11.86	$71,367.01	$1,000,000	$1,075,000	—	79,804.51
12	71,367.01	—	—	71,367.01	80.08	50.00	—	11.88	$71,516.93	$1,000,000	$1,075,000	—	79,954.43

Calculations are consistent with the above calculation for other policy years, but the rates will vary.